Exhibit 99.1

BigBand Announces Third Quarter 2011 Financial Results

REDWOOD CITY, Calif., October 24, 2011—BigBand Networks, Inc.  (NASDAQ: BBND), a leader in digital video networking, today reported financial results for the third quarter ended September 30, 2011.

For the third quarter, total revenues were $22.5 million as compared to $26.8 million reported in the third quarter of 2010.  GAAP net loss for the third quarter of 2011 was $8.3 million, or ($0.12) per share, compared to GAAP net loss of $7.3 million, or ($0.11) per share, reported in the third quarter of 2010.

On a non-GAAP basis, the Company reported a net loss of $5.9 million, or ($0.08) per share, in the third quarter of 2011, which compares to a non-GAAP net loss of $4.0 million, or ($0.06) per share, reported in the third quarter of 2010.  These non-GAAP results exclude $2.4 million of stock compensation expense and related income taxes as compared to $3.2 million of stock compensation expense, restructuring credits and related income taxes in the third quarter of 2010.

The GAAP to non-GAAP reconciling items, for the quarters ended September 30, 2011 and 2010 can be found in “The Reconciliations of GAAP to Non-GAAP Financial Measures” attached to this press release.

The third quarter of 2011 GAAP and non-GAAP results include $1.6 million in charges related to inventory reserve taken against legacy products, as the Company transitions to its newer MSP products. In addition, these GAAP and Non-GAAP results include approximately $0.5 million in general and administrative expenses related to the acquisition of the Company by ARRIS.

The Company closed the third quarter of 2011 with $119.8 million in cash, cash equivalents and marketable securities.

On October 11, 2011, BigBand announced that it has entered into a definitive agreement to be acquired by ARRIS for a purchase price of $2.24 per share in cash. The acquisition will be conducted by means of a tender offer for all of the outstanding shares of BigBand. The tender offer was filed with the SEC on October 21, 2011.

Non-GAAP Financial Measures

BigBand reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP), but we believe that evaluating our ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Many of our investors have requested that we disclose non-GAAP information because it is useful in understanding our performance as it excludes non-cash and other one-time charges or benefits that many investors feel may obscure our true operating results. Likewise, management uses non-GAAP measures to manage and assess the profitability of our business going forward and does not consider stock-based compensation expense or restructuring charges and related taxes in managing our operations. Specifically, management does not consider these expenses/benefits when developing and monitoring our budgets and spending. The economic substance behind our decision to exclude stock-based compensation is that this charge is non-cash in nature. We exclude restructuring charges as they are one-time events.  As a result, we use calculations of non-GAAP operating loss, net loss, net loss per share and gross margin, which exclude these expenses when evaluating our ongoing operations and allocating resources within the organization.

As a result, our management believes it is useful, for itself and investors, to have access to both GAAP information that includes such charges and non-GAAP financial measures that exclude these charges because management believes such information enables readers of these financial results to have a better understanding of the overall performance of our ongoing business operations in the periods presented.

Whenever we use a non-GAAP financial measure, we provide a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

For a detailed discussion of these and other risk factors, please refer to BigBand’s Quarterly Report on Form 10-Q for the three months ended June 30, 2011 and other reports filed with the SEC. You can obtain copies of the reports on the SEC's Web site (www.sec.gov).

Stockholders of BigBand Networks are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. BigBand Networks does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this October 24, 2011 press release, or to reflect the occurrence of unanticipated events.

About BigBand Networks

BigBand Networks, Inc. (NASDAQ:BBND) provides broadband service providers with innovative digital video networking solutions designed to make it easier to move, manage and monetize video. These solutions are based on BigBand's video-networking platforms that are built to enable efficient and reliable delivery across a wide range of services, including digital TV, high definition TV, advanced advertising, IPTV, video-on-demand and interactive TV. BigBand Networks has done business with more than 200 customers in North America, Asia and Europe - including eight of the ten largest cable and telco service providers in North America. BigBand Networks is based in Redwood City, Calif., with offices worldwide. For additional information about the company, please call +1.650.995.5000, email info@bigbandnet.com or visit http://www.bigbandnet.com.

BigBand Networks' brand and product names are service marks, trademarks or registered trademarks of BigBand Networks, Inc. in the United States and other countries. All other marks are the property of their respective owners.

Investor Relations:
Erica Abrams
+1.415.217.5864
erica@blueshirtgroup.com

Matthew Hunt
+1.415.489.2194
matt@blueshirtgroup.com

BigBand Networks, Inc.
Condensed Consolidated Balance Sheets
(In thousands, Unaudited)

	As of September 30,	As of December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$16,797	$21,537
Marketable securities	103,015	122,012
Total cash, cash equivalents and marketable securities	119,812	143,549
Accounts receivable, net	10,211	5,001
Inventories, net	8,247	11,117
Prepaid expenses and other current assets	3,686	4,190
Total current assets	141,956	163,857

Property and equipment, net	6,454	8,088
Goodwill	1,656	1,656
Other non-current assets	5,963	7,170
Total assets	$156,029	$180,771

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,634	$4,656
Accrued compensation and related benefits	6,110	5,178
Current portion of deferred revenues, net	15,941	18,143
Current portion of other liabilities	3,822	4,266
Total current liabilities	31,507	32,243

Deferred revenues, net, less current portion	6,787	8,327
Other liabilities, less current portion	1,402	1,692
Accrued long-term Israeli severance pay	4,163	4,376

Stockholders’ equity:
Common stock	72	70
Additional paid-in-capital	307,044	299,003
Accumulated other comprehensive (loss) income	(506)	253
Accumulated deficit	(194,440)	(165,193)
Total stockholders’ equity	112,170	134,133
Total liabilities and stockholders’ equity	$156,029	$180,771

BigBand Networks, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts, Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Net revenues:
Products	$13,921	$16,261	$33,708	$57,747
Services	8,575	10,490	26,931	27,632
Total net revenues	22,496	26,751	60,639	85,379

Cost of net revenues:
Products	8,931	10,208	20,878	33,534
Services	2,796	2,872	8,631	9,181
Total cost of net revenues	11,727	13,080	29,509	42,715
Gross profit	10,769	13,671	31,130	42,664

Operating expenses:
Research and development	10,020	12,432	32,080	39,034
Sales and marketing	4,689	4,483	14,774	16,531
General and administrative	4,335	4,024	11,516	12,560
Restructuring (credits) charges	-	(139)	2,007	900
Total operating expenses	19,044	20,800	60,377	69,025

Operating loss	(8,275)	(7,129)	(29,247)	(26,361)
Interest income	191	225	615	1,077
Other income (expense), net	25	(134)	17	(317)
Loss before provision for income taxes	(8,059)	(7,038)	(28,615)	(25,601)
Provision for income taxes	192	216	632	63
Net loss	$(8,251)	$(7,254)	$(29,247)	$(25,664)

Basic and diluted net loss per common share	$(0.12)	$(0.11)	$(0.42)	$(0.38)

Shares used in basic and diluted net loss per common share	71,203	68,853	70,448	68,067

BigBand Networks, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts, Unaudited)

	Three Months Ended September 30, 2011
	GAAP Results	Stock-based Compensation and Income Taxes	Non-GAAP Results

Net revenues:
Products	$13,921	$-	$13,921
Services	8,575	-	8,575
Total net revenues	22,496	-	22,496

Cost of net revenues:
Products	8,931	(176)	8,755
Services	2,796	(187)	2,609
Total cost of net revenues	11,727	(363)	11,364
Gross profit	10,769	363	11,132

Operating expenses:
Research and development	10,020	(875)	9,145
Sales and marketing	4,689	(388)	4,301
General and administrative	4,335	(641)	3,694
Total operating expenses	19,044	(1,904)	17,140

Operating loss	(8,275)	2,267	(6,008)
Interest income	191	-	191
Other income	25	-	25
Loss before provision for income taxes	(8,059)	2,267	(5,792)
Provision for income taxes	192	(85)	107
Net loss	$(8,251)	$2,352	$(5,899)

Basic and diluted net loss per common share	$(0.12)		$(0.08)

Shares used in basic and diluted net loss per common share	71,203		71,203

BigBand Networks, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts, Unaudited)

	Nine Months Ended September 30, 2011
	GAAP Results	Stock-based Compensation and Income Taxes	Restructuring charges	Non-GAAP Results

Net revenues:
Products	$33,708	$-	$-	$33,708
Services	26,931	-	-	26,931
Total net revenues	60,639	-	-	60,639

Cost of net revenues:
Products	20,878	(638)	-	20,240
Services	8,631	(626)	-	8,005
Total cost of net revenues	29,509	(1,264)	-	28,245
Gross profit	31,130	1,264	-	32,394

Operating expenses:
Research and development	32,080	(3,080)	-	29,000
Sales and marketing	14,774	(1,102)	-	13,672
General and administrative	11,516	(2,048)	-	9,468
Restructuring charges	2,007	-	(2,007)	-
Total operating expenses	60,377	(6,230)	(2,007)	52,140

Operating loss	(29,247)	7,494	2,007	(19,746)
Interest income	615	-	-	615
Other income	17	-	-	17
Loss before provision for income taxes	(28,615)	7,494	2,007	(19,114)
Provision for (benefit from) income taxes	632	(229)	-	403
Net loss	$(29,247)	$7,723	$2,007	$(19,517)

Basic and diluted net loss per common share	$(0.42)			$(0.28)

Shares used in basic and diluted net loss per common share	70,448			70,448

BigBand Networks, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts and percentages, Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

GAAP and Non-GAAP net revenues as reported	$22,496	$26,751	$60,639	$85,379

GAAP cost of net revenues as reported	$11,727	$13,080	$29,509	$42,715
Stock-based compensation expense	(363)	(546)	(1,264)	(1,722)
Non-GAAP cost of net revenues	$11,364	$12,534	$28,245	$40,993

GAAP gross profit as reported	$10,769	$13,671	$31,130	$42,664
Stock-based compensation expense	363	546	1,264	1,722
Non-GAAP gross profit	$11,132	$14,217	$32,394	$44,386

As a percentage of net revenues:
GAAP gross profit as reported	47.9%	51.1%	51.3%	50.0%
Non-GAAP gross profit	49.5%	53.1%	53.4%	52.0%

GAAP operating loss as reported	$(8,275)	$(7,129)	$(29,247)	$(26,361)
Stock-based compensation expense:
- Cost of net revenues	363	546	1,264	1,722
- Research and development	875	1,257	3,080	3,944
- Sales and marketing	388	424	1,102	1,735
- General and administrative	641	1,063	2,048	3,272
Restructuring (credits) charges	-	(139)	2,007	900
Non-GAAP operating loss	$(6,008)	$(3,978)	$(19,746)	$(14,788)

GAAP net loss as reported	$(8,251)	$(7,254)	$(29,247)	$(25,664)
Stock-based compensation expense	2,267	3,290	7,494	10,673
Restructuring (credits) charges	-	(139)	2,007	900
Tax benefits (provision)	85	84	229	(41)
Non-GAAP net loss	$(5,899)	$(4,019)	$(19,517)	$(14,132)

Basic and diluted Non-GAAP net loss per common share	$(0.08)	$(0.06)	$(0.28)	$(0.21)

Shares used in basic and diluted Non-GAAP net loss per common share	71,203	68,853	70,448	68,067